UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016
______________

LIFEPOINT HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
330 Seven Springs Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

615-920-7000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

On January 11, 2016, LifePoint Health, Inc. (the "Company") issued a press release reaffirming its previously issued guidance for 2015 Net Revenue, Adjusted EBITDA and Adjusted Diluted EPS. For the full-year of 2015, Estimated Net Revenue is expected to be in a range of $5.15 billion to $5.25 billion, Estimated Adjusted EBITDA is expected to be in a range of $695 million to $720 million and Estimated Adjusted Diluted EPS is expected to be in a range of $3.75 to $4.06. A reconciliation of Adjusted EBITDA, a non-U.S. generally accepted accounting principles (“GAAP”) measure, to net income attributable to LifePoint Health, Inc., a GAAP measure, as presented for the Company’s full-year 2015 guidance is included in the Company’s press release for the second quarter and first half of 2015 issued on July 31, 2015.  Updated same-hospital equivalent admissions growth for 2015 is now expected to be in a range of 1.0% to 2.0%. The Company anticipates reporting its results of operations for the fourth quarter and full-year of 2015 and guidance for 2016 on February 12, 2016.   See the press release attached as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

                   (d)   Exhibits.

                           99.1      Copy of press release issued by the Company on January 11, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 11, 2016	LIFEPOINT HEALTH, INC.

		By:	/s/ Leif M. Murphy

Leif M. Murphy
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Copy of press release issued by the Company on January 11, 2016.